Exhibit 99.8(e)

AMENDMENT TO

FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 14th day of April, 2000, as amended, by and between Symetra Life Insurance Company, and each of Dreyfus Variable Investment Fund; The Dreyfus Socially Responsible Growth Fund, Inc.; and Dreyfus Investment Portfolios (“Agreement”) is hereby amended as of             , 2011, to add Symetra Separate Account VL.

1.	The definition of “Separate Account” under section 1.12 is amended as follows:

“Separate Account” shall mean Symetra Resource Variable Account B, Symetra Separate Account C, Symetra Separate Account SL, Symetra Separate Account VL and Symetra SafeFlex Separate Account D, each a separate account established by Insurance Company in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

SYMETA LIFE INSURANCE COMPANY

By:

Title:

DREYFUS VARIABLE INVESTMENT FUND

By:

Title:

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

By:

Title:

DREYFUS INVESTMENT PORTFOLIOS

By:

Title:

DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX FUND)

By:

Title: